Duolingo Reports 65% DAU Growth, 45% Revenue Growth and Record Profitability in Fourth Quarter 2023

Pittsburgh, PA – February 28, 2024 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the fourth quarter and full year ended December 31, 2023 in a shareholder letter that is posted at investors.duolingo.com.

“2023 was an exceptional year that exceeded our own high expectations. It was capped off with a very strong Q4 that saw us achieve record bookings, revenue and profitability,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “We accelerated DAU growth in each quarter of 2023, and in Q4 achieved record-high user engagement and a record number of subscribers. Our performance resulted from our pursuit of product excellence and innovation, the progress we’ve made building an iconic brand, and disciplined execution.

In 2024, we’ll remain relentlessly focused on the same strategy: delighting our users, growing subscribers, teaching better and scaling our mission to more learners around the world. We are early in our journey and excited about the road ahead.”

Fourth Quarter 2023 Highlights

•Total bookings were $191.0 million, an increase of 51% from the prior year quarter;
•Subscription bookings were $157.8 million, an increase of 57% from the prior year quarter;
•Paid Subscribers totaled 6.6 million at quarter end, an increase of 57% from the prior year quarter;
•Daily active users (DAUs) were 26.9 million, an increase of 65% from the prior year quarter and monthly active users (MAUs) were 88.4 million, an increase of 46% from the prior year quarter;
•Total revenues were $151.0 million, an increase of 45% from the prior year quarter;
•Net income totaled $12.1 million, compared to a net loss of $13.9 million in the prior year quarter;
•Adjusted EBITDA was $35.2 million, compared to $5.2 million in the prior year quarter, a 23.3% versus 5.0% Adjusted EBITDA margin, respectively;
•Cash flow from operating activities was $49.2 million compared to $11.6 million in the prior year quarter, and free cash flow was $47.7 million compared to $11.3 million in the prior year quarter.

Full Year 2023 Highlights

•Total bookings were $622.2 million, an increase of 45% from the prior year;
•Subscription bookings were $495.5 million, an increase of 49% from the prior year;
•Total revenues were $531.1 million, an increase of 44% from the prior year;
•Net income totaled $16.1 million, compared to a net loss of $59.6 million in the prior year;

•Adjusted EBITDA was $93.7 million, compared to $15.5 million in the prior year, a 17.6% versus 4.2% Adjusted EBITDA margin, respectively;
•Cash flow from operating activities was $153.6 million compared to $53.7 million in the prior year quarter, and free cash flow was $144.3 million compared to $46.2 million in the prior year quarter.

Financial and Key Operating Metrics

The following table summarizes our financial and operating highlights for the quarters ended December 31, 2023 and 2022.

	Three Months Ended December 31,
(In millions)	2023	2022	% Change
Operating Metrics
Monthly active users (MAUs)	88.4	60.7	46%
Daily active users (DAUs)	26.9	16.3	65%
Paid subscribers (at period end)	6.6	4.2	57%

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2023	2022	% Change	2023	2022	% Change
Operating Metrics
Subscription bookings	$157,779	$100,283	57%	$495,497	$331,803	49%
Total bookings	$191,032	$126,388	51%	$622,181	$428,647	45%

Financial Measures
Total revenues (GAAP)	$150,985	$103,824	45%	$531,109	$369,495	44%
Net income (loss) (GAAP)	$12,117	$(13,930)	nm	$16,067	$(59,574)	nm
Adjusted EBITDA (Non-GAAP)	$35,195	$5,183	>100%	$93,678	$15,457	>100%
Net cash provided by operating activities (GAAP)	$49,193	$11,608	>100%	$153,614	$53,656	>100%
Free cash flow (Non-GAAP)	$47,669	$11,307	>100%	$144,273	$46,170	>100%

The following table provides revenues by product type:

	Three Months Ended December 31,				Year Ended December 31,
(in thousands)	2023	2022	Change	% Change	2023	2022	Change	% Change
Subscription	$117,454	$78,131	$39,323	50%	$404,684	$273,507	$131,177	48%
Advertising	13,484	11,146	2,338	21	49,858	44,731	5,127	11%
Duolingo English Test	10,819	8,410	2,409	29	41,212	32,718	8,494	26%
In-App Purchases	8,913	5,855	3,058	52	34,673	17,914	16,759	94%
Other	315	282	33	12	682	625	57	9%
Total revenues	$150,985	$103,824	$47,161	45%	$531,109	$369,495	$161,614	44%

Financial Outlook

Duolingo is providing the following guidance for the first quarter ending March 31, 2024 and the full year ending December 31, 2024:

	First Quarter 2024		Full Year 2024
(in millions)	Low	High	Low	High

Total Bookings	$187	$190	$790	$802
Revenues	$164	$167	$717.5	$729.5
Adjusted EBITDA	$35.3	$37.6	$154.3	$171.4
Adjusted EBITDA Margin	21.5%	22.5%	21.5%	23.5%

With regards to the Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income (loss), the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Dilutive Securities

Duolingo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

(Amounts in millions, except share price)	Price as of December 31, 2023	Weighted- average exercise price	Shares
Share price	$226.85
Common stock outstanding as of December 31, 2023			42.5
Founder awards (1)			1.6
Dilutive effect of stock options outstanding (2)		$16.04	2.8
RSUs outstanding (3)			2.1
Total estimated diluted shares outstanding			49.0
________________
(1)Includes 1.4 million underlying performance-based Restricted Stock Units ("RSUs") where performance criteria has not been satisfied.
(2)The Company has 3.0 million options outstanding as of December 31, 2023. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.
(3)Includes 0.05 million RSUs which were granted after December 31, 2023 but before the date of this press release.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, February 28, 2024 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the call and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings include subscription bookings, income from advertising networks for advertisements served to our users, purchases of the Duolingo English Test, and in-app purchases of virtual goods. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended December 31, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended December 31, 2023 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic plans, including the anticipated scaling of our user base, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; regulatory and legislative developments on the use of artificial intelligence and machine learning; potential intellectual property-related litigation and proceedings; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time, including without limitation our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Limitation of Key Operating Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA; Adjusted EBITDA margin; Free cash flow, and Free cash flow margin. Please refer to the definitions and reconciliation at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com, and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$747,610	$608,180
Accounts receivable	88,975	46,728
Deferred cost of revenues	53,931	35,041
Prepaid expenses and other current assets	7,282	7,234
Noncurrent assets	56,159	50,164
Total assets	$953,957	$747,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,447	$1,177
Deferred revenues	249,192	157,550
Other current liabilities	25,723	23,039
Long-term obligation under operating leases	21,094	23,503
Total liabilities	298,456	205,269
Total stockholders’ equity	655,501	542,078
Total liabilities and stockholders' equity	$953,957	$747,347

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$150,985	$103,824	$531,109	$369,495
Cost of revenues	40,571	27,770	142,105	99,431
Gross profit	110,414	76,054	389,004	270,064
Operating expenses:
Research and development	50,256	44,470	194,352	150,444
Sales and marketing	19,118	19,029	75,788	66,967
General and administrative	36,245	30,707	132,123	117,848
Total operating expenses	105,619	94,206	402,263	335,259
Income (loss) from operations	4,795	(18,152)	(13,259)	(65,195)
Other (expense) income, net	1,054	665	(55)	(676)
Income (loss) before interest income and income taxes	5,849	(17,487)	(13,314)	(65,871)
Interest income	9,284	4,273	31,091	7,235
Income (loss) before income taxes	15,133	(13,214)	17,777	(58,636)
Provision for income taxes	3,016	716	1,710	938
Net income (loss) and comprehensive income (loss)	$12,117	$(13,930)	$16,067	$(59,574)
Net income (loss) per share attributable to Class A and Class B common stockholders, basic	$0.29	$(0.35)	$0.39	$(1.51)
Net income (loss) per share attributable to Class A and Class B common stockholders, diluted	$0.26	$(0.35)	$0.35	$(1.51)

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$16,067	$(59,574)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,095	4,870
Stock-based compensation expense	95,221	73,820
Gain on sale of capitalized software	(100)	—
Loss on disposal of leasehold improvements	433	—
Changes in assets and liabilities:	34,898	34,540
Net cash provided by operating activities	153,614	53,656
Net cash used for investing activities	(13,584)	(14,174)
Net cash provided by financing activities	2,135	14,776
Net increase in cash, cash equivalents and restricted cash	142,165	54,258
Cash, cash equivalents and restricted cash - Beginning of period	608,180	553,922
Cash, cash equivalents and restricted cash - End of period	$750,345	$608,180

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, IPO and public company costs, transaction costs related to an acquisition, acquisition earn-out costs, gain on sale of capitalized software and loss on disposal of leasehold improvements. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net income (loss), the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
Net income (loss)	$12,117	$(13,930)	$16,067	$(59,574)
Add (deduct):
Interest income	(9,284)	(4,273)	(31,091)	(7,235)
Provision for income taxes	3,016	716	1,710	938
Depreciation and amortization	2,042	1,444	7,095	4,870
Stock-based compensation expenses related to equity awards (1)	27,288	21,105	99,226	75,822
Public company costs (2)	—	—	—	338
Acquisition transaction costs (3)	—	8	—	185
Acquisition earn-out costs (4)	—	113	338	113
Gain on sale of capitalized software (5)	—	—	(100)	—
Loss on disposal of leasehold improvements	16	—	433	—
Adjusted EBITDA	$35,195	$5,183	$93,678	$15,457

Revenues	$150,985	$103,824	$531,109	$369,495
Adjusted EBITDA Margin	23.3%	5.0%	17.6%	4.2%

DUOLINGO, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Amounts in thousands)

Free Cash Flow. Free cash flow represents net cash provided by operating activities, reduced by capitalized software development costs and purchases of property and equipment and increased by taxes paid related to stock-based compensation equity awards, IPO and public company costs, transaction costs related to an acquisition and an acquisition earn-out payment as we believe they are not indicative of future liquidity. Free cash flow margin is defined as Free cash flow as a percentage of revenues. We believe that free cash flow is a measure of liquidity that provides useful information to our management, investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$49,193	$11,608	$153,614	$53,656
Less: Capitalized software development costs and purchases of intangible assets	(3,224)	(603)	(10,493)	(4,562)
Less: Purchases of property and equipment	(924)	(292)	(3,191)	(5,562)
Plus: Taxes paid related to stock-based compensation equity awards	2,286	473	4,005	2,002
Plus: Public company costs (2)	—	—	—	338
Plus: Acquisition transaction costs (3)	—	8	—	185
Plus: Acquisition earn-out payment (4)	338	113	338	113
Free cash flow	$47,669	$11,307	$144,273	$46,170

Revenues	$150,985	$103,824	$531,109	$369,495
Free cash flow margin	31.6%	10.9%	27.2%	12.5%

________________
(1)In addition to stock-based compensation expense, this includes costs incurred related to taxes paid on equity transactions.
(2)Public company costs include costs associated with the establishment of our public company structure and processes, including consultant costs, a one-time fee associated with the set-up of our initial proxy statement, and fees paid to consultants and Deloitte for work in connection with remediation of the material weakness disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)Represents costs incurred related to an acquisition, including integration costs.
(4)Represents costs incurred related to the earn-out payment on an acquisition.

(5)Represents proceeds from a sale of capitalized software.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com